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                                 EXHIBIT (11)

                                CMI CORPORATION
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                     (In thousands, except per share data)
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                                                        Three Months Ended
                                                             March 31
                                                        ------------------
                                                          1997      1996
                                                        --------- -------

PRIMARY EARNINGS PER SHARE

Net earnings per condensed statements of earnings        $ 1,424    2,095

Deduct dividends on preferred stock                            -      121
                                                         -------   ------

Net earnings applicable to common stock                  $ 1,424    1,974
                                                         =======   ======

Weighted average outstanding common shares                21,005   20,382

Add dilutive effect of outstanding stock options
  (as determined using the treasury stock method)            147      390
                                                         -------   ------

Weighted average outstanding common shares and
  common share equivalents, as adjusted                   21,152   20,772
                                                         =======   ======

Primary earnings per share                                   .07      .10
                                                         =======   ======

FULLY DILUTED EARNINGS PER SHARE

Net earnings applicable to common stock as shown in
  primary computation above                              $ 1,424    1,974
                                                         -------   ------

Weighted average outstanding common shares                21,005   20,382

Add fully dilutive effect of outstanding stock
  options (as determined using the treasury
  stock method)                                              147      390
                                                         -------   ------

Weighted average outstanding common shares and,
  common share equivalents, as adjusted                   21,152   20,772
                                                         =======   ======

Fully diluted earnings per share                         $   .07      .10
                                                         =======   ======

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